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                                                                   Exhibit 23(a)



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Presstek, Inc.
Hudson, New Hampshire

We hereby consent to the incorporation by reference in the respective Registration Statements on Forms S-8 (Nos. 33-80466, 33-61215, 33-39337, 333-76905 and 333-97897) and on Forms S-3 (Nos. 333-2299 and 33-48342) of
Presstek, Inc., and in the Prospectuses constituting part of such Registration Statements, of our report dated February 25, 2004, relating to the financial statements and schedule of Presstek, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 3, 2004.



/s/ BDO Seidman, LLP

New York, New York
March 17, 2004